Carl A von Einsiedel,  P.Geo

8888 Shook Road,  Mission,  B.C.,  Canada,  V2V-7N1

Phone (604) 649-5793 Fax (604) 685-3359 email: ramexplorations@shaw.ca

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CONSENT OF GEOLOGICAL CONSULTANT

Re: S-1 of Mascota Resources Corp dated July 31, 2013

We hereby consent to the inclusion and reference of our report dated May 3, 2013, entitled “MC00000266 Claim”, in the Form S1 Registration Statement to be filed by Mascota Resources Corp., with the United States Securities and Exchange Commission.  We concur with the summary of the aforesaid report incorporated into the above Prospectus of Mascota Resources Corp., and consent to our being named as an expert therein.

Dated the July 31, 2013

Per /s/ Carl A von Einsiedel

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     Carl A von Einsiedel, P. Geo.

witness